                                  "COMPANY ACT"

                               GENCO RESOURCES LTD.

                               ALTERED MEMORANDUM
                               ------------------

         (As altered by the Special Resolution passed November 19, 1997)



1.     The name of the Company is Genco Resources Ltd.

2. The authorized capital of the company consists of ONE HUNDRED MILLION (100,000,000)common shares without par value.






CERTIFIED A TRUE COPY
THIS 5TH DAY OF NOVEMBER, 2002
/s/ LESLIE L. KAPUSIANY
--------------------------
SOLICITOR FOR THE COMPANY

                                  "COMPANY ACT"



                                GLOBE RESOURCES INC.
                                --------------------

                               ALTERED MEMORANDUM
                               -------------------

           (As altered by Special Resolution passed November 24, 1989)



3.     The name of the Company is GLOBE RESOURCES INC.

2. The authorized capital of the company consists of TWENTY MILLION (20,000,000) shares without par value.






CERTIFIED A TRUE COPY
THIS 5TH DAY OF NOVEMBER, 2002
/s/ LESLIE L. KAPUSIANY
-------------------------
SOLICITOR FOR THE COMPANY